UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

(a) On February 1, 2005, Transcend Services, Inc. issued a press release announcing the acquisition of Medical Dictation, Inc. on January 31, 2005 in a stock purchase transaction to be accounted for as a purchase. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2. for Form 8-K, the information contained in this Item 2.01 and the exhibit hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.01 and the exhibit hereto shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings. Transcend Services, Inc. disclaims any intention or obligation to update or revise this information.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

It is impractical to provide the required financial information at the date of the filing of this Form 8-K. By amendment to this initial report, the required financial information will be provided as soon as practicable, but not later than seventy-one calendar days after the date on which this Form 8-K must be filed.

(b) Pro forma financial information.

It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable, but not later than seventy-one calendar days after the date on which this Form 8-K must be filed.

(c) Exhibits.

Exhibit 99.1        Press release of Transcend Services, Inc. dated February 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: February 2, 2005	/s/ Joseph G. Bleser
Joseph G. Bleser
Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit 99.1	Press release of Transcend Services, Inc. dated February 1, 2005.